Exhibit 10.1(b)
June 1, 2010
Warrington Asset Management
200 Crescent Court — Suite 900
Dallas, Texas 75201
Attention: Mr. Scott C. Kimple
        Re:    Management Agreement Renewal
Dear Mr. Kimple:
We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2011 and all other provisions of the Management Agreement will remain unchanged.
•	Warrington Fund L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WARRINGTON ASSET MANAGEMENT

By:	/s/ Scott Kimple
Print Name:	Scott Kimple
JM/sr